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                                                                   EXHIBIT 2

                           JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D/A to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date:     October 3, 2002

                                      DASH MULTI-CORP., INC.



                                      By: /s/Marvin S. Wool
                                          -------------------------------------
                                          Marvin S. Wool, President, Chairman,
                                          and Chief Executive Officer




                                      /s/Marvin S. Wool
                                      -----------------------------------------
                                      Marvin S. Wool, Individually